                                                                    EXHIBIT 4(c)

                                                                           FINAL

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                                 LOAN AGREEMENT

                                     between

                           CITY OF COHASSET, MINNESOTA

                                       and

                                  ALLETE, INC.

                              ---------------------

                           Dated as of August 1, 2004

                              ---------------------

                                   Relating to

      $111,000,000 Collateralized Pollution Control Refunding Revenue Bonds
                       (ALLETE, Inc. Project), Series 2004


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

                                TABLE OF CONTENTS

This table of contents is not part of the Loan Agreement, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Loan Agreement.

                                                                            Page
                                                                            ----

Parties........................................................................1

Recitals.......................................................................1

ARTICLE I DEFINITIONS; REFERENCES; CERTIFICATES AND OPINIONS; GENERAL
PROVISIONS.....................................................................1

     Section 1.01.     Definitions.............................................1
     Section 1.02.     References..............................................5
     Section 1.03.     Certificates and Opinions...............................5
     Section 1.04.     Notices, etc. to Trustee, Issuer and Company............5
     Section 1.05.     Successors and Assigns..................................6
     Section 1.06.     Separability Clause.....................................6
     Section 1.07.     Execution Counterparts..................................6
     Section 1.08.     Construction............................................6
     Section 1.09.     Benefit of Agreement....................................6
     Section 1.10.     Limitation of Liability.................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES......................................7

     Section 2.01.     Representations of the Issuer...........................7
     Section 2.02.     Representations and Warranties of the Company...........8

ARTICLE III THE LOAN..........................................................12

     Section 3.01.     Amount and Source of Loan..............................12
     Section 3.02.     Creation, Issuance, Delivery and Surrender of First
                       Mortgage Bonds.........................................12
     Section 3.03.     Payments Assigned; Company's Obligations
                       Unconditional..........................................13
     Section 3.04.     Payments Due on Non-Business Days......................14
     Section 3.05.     Company's Remedies.....................................14

ARTICLE IV THE FACILITIES.....................................................14

     Section 4.01.     Completion and Location of the Facilities..............14
     Section 4.02.     Maintenance of Facilities; Remodeling..................14
     Section 4.03.     Insurance..............................................15
     Section 4.04.     Condemnation...........................................15
     Section 4.05.     Payment of Taxes; Discharge of Liens...................15
     Section 4.06.     Use of Facilities......................................16
     Section 4.07.     Issuer's and Trustee's Access to Facilities............16

ARTICLE V REDEMPTION OF BONDS.................................................16

     Section 5.01.     Prepayment of Loan.....................................16
     Section 5.02.     Option To Prepay Loan and To Direct Redemption of
                       Bonds..................................................16
     Section 5.03.     Obligation To Prepay Loan and Redeem Bonds Upon
                       Certain Events.........................................16
     Section 5.04.     Option to Refinance Bonds without Prepayment of Loan...17

ARTICLE VI SPECIAL COVENANTS OF THE COMPANY...................................17

     Section 6.01.     Maintenance of Corporate Existence.....................17
     Section 6.02.     Annual Statement.......................................17
     Section 6.03.     Indemnification........................................17
     Section 6.04.     Additional Payments....................................18
     Section 6.05.     Assurance of Tax Exemption.............................19
     Section 6.06.     Redemption of Refunded Bonds; Payment of Costs of
                       Issuance...............................................22

ARTICLE VII ASSIGNMENT, LEASING AND SELLING...................................22

     Section 7.01.     Conditions.............................................22
     Section 7.02.     Instrument Furnished to Trustee........................23
     Section 7.03.     Limitation.............................................23

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES...................................23

     Section 8.01.     Events of Default..................................23
     Section 8.02.     Force Majeure......................................23
     Section 8.03.     Remedies...........................................24
     Section 8.04.     No Remedy Exclusive................................24
     Section 8.05.     Reimbursement of Attorneys' Fees...................24
     Section 8.06.     Waiver of Breach; Exercise of Rights by Trustee....25
     Section 8.07.     Trustee's Exercise of the Issuer's Remedies........25

ARTICLE IX MISCELLANEOUS......................................................25

     Section 9.01.     Termination............................................25
     Section 9.02.     Assignment.............................................25
     Section 9.03.     Amendments, Changes and Modifications..................25
     Section 9.04.     Spin-off Shall Not Violate Terms of This Agreement.....25

Testimonium...................................................................36

Signatures and Seals..........................................................36

Exhibit A-Description of the Refinanced Pollution Control Facilities.........A-1

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of August 1, 2004, between the CITY OF COHASSET, a municipal corporation of the State of Minnesota (as hereinafter defined, the "Issuer"), and ALLETE, INC., a Minnesota corporation (as hereinafter defined, the "Company").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Issuer is authorized and empowered under Minnesota Statutes, Sections 469.152 to 469.165, as amended (the "Act"), to issue revenue bonds to finance, in whole or in part, the cost of the acquisition, construction, reconstruction, improvement, betterment or extension of, and to acquire, construct and hold, properties, real or personal, used or useful in the abatement or control of air or water pollution in connection with a revenue-producing enterprise engaged in business, and to refund revenue bonds previously issued under the Act; and

     WHEREAS, the Issuer proposes to issue and sell its revenue bonds under the Act to refund bonds previously issued by the City of Bass Brook, Minnesota (the predecessor to the Issuer), the proceeds of which will be used to refinance a portion of the costs of the acquisition, construction and equipping of certain air and water pollution control facilities at units 1, 2 and 4 of the Clay Boswell steam electric generating station owned in part by the Company and located in the City of Cohasset, Minnesota; and

     WHEREAS, the Issuer is further authorized and empowered under the Act to enter into a loan agreement providing for payments to it sufficient to pay when due the principal of, premium, if any, and interest on its revenue bonds.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, DO HEREBY AGREE as follows:

                                   ARTICLE I

               DEFINITIONS; REFERENCES; CERTIFICATES AND OPINIONS;
                               GENERAL PROVISIONS

     Section 1.01. DEFINITIONS. The terms defined in this Article I shall for all purposes of this Agreement have the meaning herein specified, unless the context clearly requires otherwise:

     "Act" means Minnesota Statutes, Sections 469.152 to 469.165, as amended, and all acts supplemental thereto or amendatory thereof.

     "Additional Bonds" means any Bonds issued under the Indenture, other than the Series 2004 Bonds.

     "Agreement" means this Loan Agreement between the Issuer and the Company, and any and all modifications, alterations, amendments and supplements hereto entered into in accordance with the provisions hereof and of the Indenture.

     "Bond Counsel" means any legal counsel selected by the Company and reasonably acceptable to the Issuer and the Trustee who shall be nationally recognized as expert in matters pertaining to the validity of obligations of governmental issuers and the exemption from federal income taxation of interest on such obligations and experienced in the financing of pollution control facilities.

     "Bond Year," when used with respect to a series of Bonds, shall have the meaning given it in the Tax Compliance Certificate.

     "Bonds" means the Series 2004 Bonds and any Additional Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended, and, when appropriate, any statutory predecessor or successor thereto, and all applicable regulations thereunder and any applicable official rulings, announcements, notices, procedures and judicial determinations relating to the foregoing.

     "Company" means ALLETE, Inc., a Minnesota corporation, its successors and assigns, and any surviving, resulting or transferee corporation that may assume its obligations in accordance with Section 6.01 hereof.

     "Company Representative" means the President, any Vice President or the Treasurer of the Company and such other person or persons at the time designated to act on behalf of the Company in matters relating to this Agreement and the Indenture as evidenced by a written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its President, any Vice President or its Treasurer. Such certificate may designate an alternate or alternates each of whom shall be entitled to perform all duties of the Company Representative.

     "Counsel" means an attorney designated by or acceptable to the Trustee, duly admitted to practice law before the highest court of any state; an attorney for the Company or the Issuer may be eligible for appointment as Counsel.

     "Determination of Taxability," when used with respect to a series of Bonds, means a final, nonappealable determination by the Internal Revenue Service or by a court of competent jurisdiction in the United States that, as a result of failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under this Agreement or as a result of the inaccuracy of any representation or agreement made by the Company under this Agreement, the interest payable on Bonds of the series is includable for federal income tax purposes in the gross income of the owners thereof (other than an owner who is a "substantial user" of the projects refinanced thereby or a "related person" thereto within the meaning of Section 103(b)(13) of the 1954
Code), which final determination follows proceedings of which the Company has been given written notice and in which the Company, at its sole expense and to the extent deemed sufficient by the Company, has been given an opportunity to participate, either directly or in the name of the owners of Bonds of the series.

     "Facilities" means the facilities refinanced, in whole or in part, with the proceeds of the Refunded Bonds, which are described generally in Exhibit A to this Agreement.

     "First Mortgage" means the Mortgage and Deed of Trust, dated as of September 1, 1945, from the Company to The Bank of New York and Douglas J. MacInnes (successors to Irving Trust Company and Richard H. West), as trustees, as heretofore and hereafter amended and supplemented.

     "First Mortgage Bonds" means the bonds issued and delivered under the First Mortgage as required by Section 3.02 hereof.

     "First Mortgage Trustee" means the corporate trustee under the First Mortgage, its successors in trust and their assigns.

     "Indenture" means the Indenture of Trust, dated as of the date hereof, between the Issuer and the Trustee, and any and all modifications, alterations, amendments and supplements thereto entered into from time to time in accordance with the provisions thereof.

     "Issuer" means the City of Cohasset, Minnesota (the successor in interest to the City of Bass Brook, Minnesota), and any successors to its functions hereunder.

     "Issuer Representative" means the Mayor of the Issuer, and such other person or persons at the time designated to act on behalf of the Issuer in matters relating to the Indenture and the Loan Agreement as evidenced by a written certificate furnished to the Trustee containing the specimen signature of such person or persons and signed on behalf of the Issuer by its Mayor. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Issuer Representative.

     "1954 Code" means the Internal Revenue Code of 1954, as amended, and, when appropriate, any statutory predecessor thereto, and all applicable regulations thereunder and any applicable official rulings, announcements, notices, procedures and judicial determinations relating to the foregoing.

     "Original Purchasers" means, with respect to the Series 2004 Bonds, UBS Financial Services Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Outstanding" means with respect to Bonds, as of the date of determination, all Bonds theretofore authenticated and delivered under the Indenture, except:

          (a) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation as provided in Section 209 of the Indenture;

          (b) Bonds for whose payment or redemption money or Defeasance Obligations in the necessary amount have been deposited with the Trustee or any Paying Agent in trust for the owners of such Bonds as provided in
     Section 501 of the Indenture, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered under the Indenture; and

          (d) Bonds alleged to have been destroyed, lost or stolen which have been paid as provided in Section 208 of the Indenture;

provided, however, that, in determining whether the Owners of the requisite principal amount of Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver under this Agreement, Bonds owned by the Issuer or by the Company or any Related Party thereto or Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded.

     "Owner" means, in respect of a Bond, the Person or Persons in whose name the Bond is registered on the bond registration books maintained by the Trustee pursuant to Section 206 of the Indenture.

     "Person" means any natural person, firm, association, corporation, partnership, limited liability company, limited liability partnership, joint stock company, joint venture, trust, unincorporated organization or firm, or a government or any agency or political subdivision thereof or other public body.

     "Plant" means the Clay Boswell steam electric generating station located in the City of Cohasset, Minnesota, and owned in part by the Company.

     "Prior Pollution Control Bonds" means the Collateralized Pollution Control Revenue Bonds, Series 1978 Series A (Minnesota Power & Light Company Project) issued by the Town of Bass Brook (the predecessor political subdivision of the City of Bass Brook, Minnesota, which, in turn, is the predecessor in interest to the Issuer) in the aggregate principal amount of $111,000,000.

     "Redemption Date" means August 23, 2004.

     "Rebate Amount" has the meaning given such term in Section 6.05(b)(1) hereof.

     "Refinanced Pollution Control Facilities" means the real and personal properties which comprise the facilities refinanced with proceeds of the Series 2004 Bonds as further described in Exhibit A hereto.

     "Refunded Bonds" means the 6% Collateralized Pollution Control Refunding Revenue Bonds (Minnesota Power & Light Company Project), Series 1992 issued by the City of Bass Brook, Minnesota (the predecessor in interest to the Issuer) in the original principal amount of $111,000,000.

     "Series 2004 Bonds" means any bond or bonds of the series of Collateralized Pollution Control Refunding Revenue Bonds (ALLETE, Inc. Project), Series 2004, aggregating the principal amount of $111,000,000, to be issued, authenticated and delivered under and pursuant to the Indenture.

     "Spin-off" means the distribution by the Company to its shareholders of all or any portion of its shares of common stock of ADESA, Inc.

     "State" means the State of Minnesota.

     "Tax Certificate" means the Tax Certificate, dated August 19, 2004 of the Company.

     "Tax Compliance Certificate" means the Tax Compliance Certificate dated August 19, 2004 of the Company.

     "Trustee" means U.S. Bank National Association, a national banking association organized under the laws of the United States, and its successors in trust and assigns under the Indenture.

     In addition to the foregoing definitions, any terms not defined herein but defined in the Indenture (including, without limitation, in Section 101 thereof) shall have the meanings herein unless the context clearly requires otherwise.

     Section 1.02. REFERENCES. All references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "herein," "hereof," and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless the context clearly indicates otherwise. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof. Unless the context hereof clearly requires otherwise, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa.

     Section 1.03. CERTIFICATES AND OPINIONS. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, Counsel or Bond Counsel. Any opinion of Counsel or Bond Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

     Wherever in this Agreement, in connection with any request, certificate or report to the Issuer or the Trustee, it is provided that the Company shall deliver any document as a condition of the granting of such request, or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such request or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each case be conditions precedent to the right of the Company to have such request granted or to the sufficiency of such certificate or report.

     Section 1.04. NOTICES, ETC. TO TRUSTEE, ISSUER AND COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement shall be sufficient for every purpose hereunder if in writing and mailed by certified mail, postage prepaid, or delivered by an express or overnight delivery service (with a copy to the other persons listed below), at the following addresses (or such other address as may be provided by any such person by notice):

     To the Issuer:                     City of Cohasset
                                        305 Northwest 1st Avenue
                                        Cohasset, Minnesota  55721-9698
                                        Attn:  City Clerk-Treasurer

     To the Company:                    ALLETE, Inc.
                                        30 West Superior Street
                                        Duluth, Minnesota  55802
                                        Attn:  Chief Financial Officer

     To the Trustee:                    U.S. Bank National Association
                                        Mail code EP-MN-WS3C
                                        60 Livingston Avenue
                                        St. Paul, Minnesota 55107
                                        Attention:  Corporate Trust

     To the First Mortgage Trustee:     The Bank of New York
                                        101 Barclay Street
                                        New York, New York 10286
                                        Attention: Corporate Trust

     Section 1.05. SUCCESSORS AND ASSIGNs. All covenants and agreements in this Agreement by the Issuer or the Company shall bind their successors and assigns, whether so expressed or not.

     Section 1.06. SEPARABILITY CLAUSE. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.07. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute one and the same instrument.

     Section 1.08. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State without giving effect to the conflicts-of-law principles thereof.

     Section 1.09. BENEFIT OF AGREEMENT. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and the Trustee, and their successors and assigns hereunder, any benefit or other legal or equitable right, remedy or claim under this Agreement.

     Section 1.10. LIMITATION OF LIABILITY. This Agreement is entered into by the Issuer pursuant to the Act, and, notwithstanding any provisions hereof, the Issuer's obligations hereunder are subject in all respects to the limitations of the Act. No agreements or provisions contained in this Agreement nor any agreement, covenant or undertaking by the Issuer contained in any document executed by the Issuer in connection with the Facilities shall give rise to any pecuniary liability of the Issuer or a charge against their general credit or taxing powers, or shall obligate the Issuer financially in any way except with respect to the application of revenues hereunder and the proceeds of the Bonds. No failure of the Issuer to comply with any term, condition, covenant or agreement herein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be paid or recovered from the revenues hereunder or proceeds of the Bonds; and no execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit, general funds or taxing powers of the Issuer. Nothing herein shall preclude a proper party in interest from seeking and obtaining specific performance against the Issuer for any failure to comply with any term, condition, covenant or agreement herein; provided that no costs, expenses or other monetary relief shall be recoverable from the Issuer except as may be payable from the revenues hereunder.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.01. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on the part of the Company herein contained:

          (a) The Issuer is a municipal corporation duly organized and validly existing under the Constitution and laws of the State.

          (b) In authorizing the issuance of the Bonds to refund the Refunded Bonds the Issuer's purpose is, and in its judgment the effect thereof will be, to promote the public welfare by: the retention, encouragement and development of economically sound industry and commerce so as to prevent the emergence of or rehabilitate, so far as possible, blighted and marginal lands and areas of chronic unemployment; the development of industry to use the available resources of the community, in order to retain the benefit of the community's existing investment in educational and public service facilities; and halting the movement of talented, educated personnel of mature age to other areas and thus preserving the economic and human resources needed as a base for providing governmental services and facilities.

          (c) The refunding of the Refunded Bonds, the issuance and sale of the Bonds, the execution and delivery of this Agreement and the Indenture, and the performance of all covenants and agreements of the Issuer contained in this Agreement and the Indenture, and of all other acts and things required under the Constitution and laws of the State to make this Agreement and the Indenture valid and binding special, limited obligations of the Issuer in accordance with their terms, are authorized by the Act and have been duly authorized by resolutions of the governing body of the Issuer adopted at meetings thereof duly called and held by the affirmative vote of not less than a majority of its members.

          (d) To refund the Refunded Bonds, and in anticipation of the collection of the payments to be made by the Company pursuant to the First Mortgage Bonds and this Agreement, the Issuer has duly authorized the Series 2004 Bonds in the aggregate principal amount of $111,000,000, to be issued upon the terms set forth in the Indenture, under the provisions of which certain of the Issuer's interests in this Agreement and the payments due hereunder are, as provided by the Act, pledged and a security interest therein granted to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds.

          (e) The execution and delivery of this Agreement and the other agreements contemplated hereby to which the Issuer is a party, including without limitation the Indenture, and the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, do not and will not conflict with, or constitute on the part of the Issuer a breach of or a default under, any existing (i) law, or (ii) other legislative act, constitution or other proceeding establishing or relating to the establishment of the Issuer or its affairs or its resolutions, or (iii) agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or is a party or by which it is bound.

          (f) No officer of the Issuer who is authorized to take part in any manner in making this Agreement or the Indenture or any contract contemplated hereby or thereby has a personal financial interest in or has personally and financially benefited from this Agreement or the Indenture or any such contract.

          (g) There is not pending or, to the best knowledge of the Issuer, threatened any suit, action or proceeding against or affecting the Issuer before or by any court, arbitrator, administrative agency or other governmental authority which materially and adversely affects the validity, as to the Issuer, of this Agreement or the Indenture, any of its obligations hereunder or thereunder or any of the transactions contemplated hereby or thereby.

     Section 2.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company makes the following representations and warranties as the basis for the undertakings on the part of the Issuer herein contained:

          (a) The Company is a corporation duly incorporated and in good standing under the laws of, and qualified to do business in, the State.

          (b) The Company has the power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein, and by proper corporate action has duly authorized the execution and delivery hereof and thereof.

          (c) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation in the transactions contemplated by this Agreement and the First Mortgage, except such as (i) have been obtained or (ii) may be required under state securities laws.

          (d) The execution and delivery of this Agreement by the Company do not, and consummation of the transactions contemplated hereby and thereby and fulfillment of the terms hereof and thereof, including, without limitation, the issuance and delivery of the

     First Mortgage Bonds, will not, result in a breach of any of the material terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it is now bound, or the Articles of Incorporation or Bylaws of the Company, or any present order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute of any jurisdiction applicable to the Company.

          (e) There is not pending or, to the best knowledge of the Company, threatened any suit, action or proceeding against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority that materially and adversely affects the validity, as to the Company, of any of the transactions contemplated by this Agreement or the ability of the Company to perform its obligations hereunder or as contemplated hereby.

          (f) The Company does not rely on any warranty of the Issuer, either express or implied, as to the Facilities or the refunding of the Refunded Bonds or the adequacy of the loan made hereby for such refunding, and recognizes that, under the Act, the Issuer is not authorized to operate the Facilities or to expend any funds thereon, other than the revenues received by it therefrom or the proceeds of the Bonds, or other funds granted to it for purposes contemplated in the Act.

          (g) The proceeds of the Series 2004 Bonds to be deposited in the Redemption Fund in accordance with Section 403 of the Indenture will be used to redeem the Refunded Bonds on the Redemption Date.

          (h) The First Mortgage has been duly authorized by appropriate corporate proceedings on the part of the Company, has been duly executed and delivered and constitutes a legal, valid and binding instrument enforceable in accordance with its terms, except as the same may be limited by the laws of the states where property covered thereby is located affecting the remedies for the enforcement of the security provided for in the First Mortgage (which laws do not make such remedies inadequate for realization of the benefits of such security) or except as the same may be limited by bankruptcy, insolvency or similar laws; and the First Mortgage constitutes a valid mortgage effective to create a lien for the security of the First Mortgage Bonds upon the property now owned by the Company therein specifically described as subject to the lien thereof, except as otherwise provided therein with respect to specific property or classes of property.

          (i) The First Mortgage Bonds will be duly authorized by the Company, will constitute legal, valid and binding obligations of the Company, will be secured by and entitled to the benefits of the First Mortgage equally and ratably, subject to the provisions of the First Mortgage relating to any sinking fund or similar fund for the benefit of the bonds of any particular series thereof, with all other bonds of the Company duly issued and outstanding under the First Mortgage, and (subject to the qualification expressed in the paragraph above with respect to the enforceability of certain of the remedial provisions of the First Mortgage) are enforceable in accordance with their terms.

          (j) Each element or unit of the Facilities, as described in Exhibit A hereto, was designed to meet applicable federal, state and local requirements for the control of air and water pollution in effect at the time of issuance of the respective Prior Pollution Control Bonds, and the Facilities are being used to abate or control air or water pollution.

          (k) The information and estimates heretofore furnished to the Issuer and Bond Counsel by the Company with respect to the nature and use of the Facilities and the expenditure of the proceeds of the Refunded Bonds and the Prior Pollution Control Bonds are true and correct and do not omit any statement, the omission of which would render any of the statements made therein misleading in the circumstances in which they are made.

          (l) The facilities comprising the Facilities are used to abate or control water or atmospheric pollution or contamination by removing, altering, disposing or storing pollutants, contaminants, wastes or heat. Such facilities are designed for no significant purpose other than the control of pollution and the expenditures with respect thereto would not have been made but for the purpose of controlling pollution. The Minnesota Pollution Control Agency, which is the agency exercising jurisdiction, has certified that the Facilities, as designed, are in furtherance of the purpose of abating or controlling air or water pollution.

          (m) At least 90% of the proceeds of the Prior Pollution Control Bonds, including any investment earnings thereon, has been used for the payment of costs of air or water pollution control facilities within the meaning of
     Section 103(b)(4)(F) of the 1954 Code.

          (n) At least 90% of the proceeds of the Prior Pollution Control Bonds, including any investment earnings thereon, has been used to provide either land or property of a character subject to the allowance for depreciation under Section 167 of the Code and all amounts paid from the proceeds of the Prior Pollution Control Bonds were, for federal income tax purposes, chargeable to the capital account of the Company with respect to the Facilities or would have been so chargeable either with a proper election by the Company (for example, under Section 266 of the Code) or but for a proper election by the Company to deduct such amounts.

          (o) The average maturity of the Series 2004 Bonds does not exceed 120% of the average reasonably expected economic life of the Facilities determined as of the date of issuance of the Series 2004 Bonds (all within the meaning of Section 147(b) of the Code).

          (p) None of the proceeds of the Prior Pollution Control Bonds, the Refunded Bonds or the Series 2004 Bonds has been or will be used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skate board and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack, airplane, skybox or other private luxury box, health club facility, store the principal business of which is the sale of alcoholic beverages for consumption off premises or facility the primary purpose of which is one of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

          (q) No obligations which are private activity bonds under Section 141 of the Code but bear interest which is excludable from gross income for purposes of federal income taxation, are sold at substantially the same time as the Series 2004 Bonds pursuant to the same plan of marketing which are payable in whole or in part by the Company or otherwise have with the Series 2004 Bonds any common or pooled security for the payment of debt service thereon.

          (r) None of the proceeds of the Prior Pollution Control Bonds or the Refunded Bonds has been or will be used (directly or indirectly) to acquire land (or an interest therein) and none of the proceeds of the Prior Pollution Control Bonds or the Refunded Bonds has been or will be used for the acquisition of any property (or an interest therein) unless the first use of such property was pursuant to such acquisition.

          (s) The Refinanced Pollution Control Facilities do not include any property to be sold or any property to be affixed to or consumed in the production of property for sale, or any housing facility to be rented or used as a permanent residence.

          (t) No proceeds of the Prior Pollution Control Bonds have been or will be used to finance any building or structure that is used primarily for the self storage of goods, wares or merchandise for compensation.

          (u) The Facilities have been acquired, constructed and installed, and (except as described in clause (w) below) have been and will be used, by the Company for use in the Company's trade or business or for the production of income, within the meaning of Section 167 of the Code, and not for the purpose of resale.

          (v) Except as described in clause (w) below, the Company was, and always has been, the only "principal user" of the Facilities within the meaning of Section 144(a)(3) of the Code and Section 103(b) of the 1954 Code.

          (w) In September 1990, the Company sold an undivided 20% interest in Unit 4 of the Plant (including an undivided 20% interest in that portion of the Facilities associated with Unit 4) to Wisconsin Public Power, Inc. ("WPPI") and entered into various agreements with WPPI relating to the joint ownership, operation and maintenance of Unit 4. (The proceeds of such sale became general corporate funds of the Company and have not been pledged, nor are they available, to pay debt service on the Prior Pollution Control Bonds or the Refunded Bonds.)

                                  ARTICLE III

                                    THE LOAN

     Section 3.01. AMOUNT AND SOURCE OF LOAN. The Issuer agrees to lend to the Company, upon the terms and conditions herein specified, the proceeds received by the Issuer from the sale of the Bonds, by causing such proceeds to be transferred to the Trustee for disbursement in accordance with the Indenture. For this purpose, the proceeds of the Bonds (and therefore the loan) shall be deemed to include the underwriting discount, if any, or other amount by which the amount received by or on behalf of the Issuer on the original sale of any Bonds to the Original Purchasers is less than the principal amount of such Bonds. The obligation of the Issuer to lend such proceeds shall be discharged, and the obligation of the Company to repay the loan shall become effective, when such proceeds are received by the Trustee from the Issuer or the Original Purchasers thereof. The Company agrees that, pending the disbursement of the proceeds of the Bonds as provided herein and in the Indenture, the Trustee shall have a security interest in the proceeds of the Bonds.

     Section 3.02. CREATION, ISSUANCE, DELIVERY AND SURRENDER OF FIRST MORTGAGE
                   BONDS.

          (a) The obligation of the Company to repay the loan made to it by the Issuer pursuant to Section 3.01 hereof shall be evidenced by the First Mortgage Bonds. The Company will create, in respect of the Bonds, a series of First Mortgage Bonds (i) maturing on such date and in such principal amount that, upon the stated maturity date of the Bonds, an equal principal amount of First Mortgage Bonds shall mature, (ii) bearing interest at the same rate, payable at the same times, as the Bonds, and (iii) requiring the redemption of all or an equal principal amount thereof on each date on which the Bonds are required to be redeemed pursuant to Section 301(b) of the Indenture.

          (b) The Company shall receive a credit against its obligation to make any payment of the principal of or interest on the First Mortgage Bonds, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of, the amount, if any, credited pursuant to the Indenture against the payment required to be made by or for the account of the Issuer in respect of the corresponding payment of the principal of or interest on the Bonds.

          (c) The Issuer agrees with the Company that at the time any Bonds cease to be Outstanding (other than by reason of the applicability of clause (c) of the definition of Outstanding), the Trustee shall surrender to the First Mortgage Trustee a corresponding principal amount of First Mortgage Bonds.

          (d) The Issuer covenants that it will not sell, assign or transfer the First Mortgage Bonds, except to the extent provided in Section 3.03 hereof. In view of the assignment referred to in said Section 3.03, the Issuer agrees that (i) the First Mortgage Bonds shall be issued and delivered to, and registered in the name of, the Trustee; (ii) the Indenture shall provide that the Trustee shall not sell, assign or transfer the First Mortgage Bonds, except as required to effect transfer to any successor trustee under the

     Indenture; and (iii) the Company may take such actions as it shall deem to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on each First Mortgage Bond and the issuance of stop-transfer instructions to the First Mortgage Trustee or any other transfer agent under the First Mortgage.

          (e) In consideration of the issuance and sale by the Issuer of the Bonds and the application of the proceeds thereof as provided herein and in the Indenture, the Company agrees to pay to the Trustee for deposit into the Bond Fund, in addition to the payments required to be made on the First Mortgage Bonds, such supplemental amounts at such times as may be necessary in order to assure that payment of the principal of and premium, if any, and interest on the Bonds shall be made when due, at maturity, upon unconditional proceedings for redemption or otherwise.

          All payments required of the Company under this Section 3.02 shall be made directly to the Trustee at its principal corporate trust office, in funds immediately available to the Trustee, at or before 11:30 a.m., New York City time, on each date on which any principal, premium or interest is due on the Bonds, for the account of the Issuer, and shall be credited to the Bond Fund. In the event the Company should fail to make any of the payments required in this Section 3.02, the item so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon (including to the extent permitted by law interest on overdue installments of interest) at the rate borne by the Bonds as to which such default exists.

          (f) The Company agrees that, if an Event of Default described in
     Section 701(a) or (b) of the Indenture shall have occurred, in determining whether or not any payment of the principal of or interest on the First Mortgage Bonds shall have been made in full, moneys received by the Trustee from the Company shall, to the extent of the amount remaining to be paid by the Company pursuant to subsection (e) of this Section 3.02, be deemed to have been paid under said subsection (e) and not to have been paid on the First Mortgage Bonds.

     Section 3.03. PAYMENTS ASSIGNED; COMPANY'S OBLIGATIONS UNCONDITIONAL. It is understood and agreed that all rights and interest of the Issuer under this Agreement, except for the Issuer's rights under Sections 6.02, 6.03 and 8.05 hereof, including the right to delivery of the First Mortgage Bonds and the payments to be made thereon, are to be pledged and a security interest therein granted to the Trustee. The Company assents to such pledge and grant of a security interest and agrees that the obligation of the Company to make the payments on the First Mortgage Bonds and the other payments due hereunder shall be absolute, irrevocable and unconditional and shall not be subject to any defense (other than payment) or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee or any other party under this Agreement, the Indenture or otherwise, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee or any other party, and, further, that the payments on the First Mortgage Bonds and other payments due hereunder shall continue to be payable at the times and in the amounts therein specified, whether or not the Facilities or the Plant, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities or the Plant shall be used or useful and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities or the Plant, or for any other reason. The Company will not suspend or discontinue any such payments, will perform and observe all of its other agreements in this Agreement, and, except as expressly permitted in this Agreement, will not terminate this Agreement for any cause, including but not limited to any acts or circumstances that may constitute failure of consideration, bankruptcy or insolvency of the Issuer or the Trustee, change in the tax or other laws or administrative rulings or actions of the United States of America or the State or any political subdivision thereof, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture.

     Section 3.04. PAYMENTS DUE ON NON-BUSINESS DAYS. In any case where a payment to be made by the Company pursuant to this Agreement (including, but not limited to, a loan payment pursuant to Section 3.02 hereof) shall be due on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the due date.

     Section 3.05. COMPANY'S REMEDIES. Nothing contained in this Article shall be construed to release the Issuer from the performance of any of its agreements in this Agreement, and, if the Issuer should fail to perform any such agreement, the Company may institute such action against the Issuer as the Company may deem necessary to compel the performance, so long as such action shall not violate the Company's agreements in Section 3.03 hereof. The Company may at its own cost and expense, and in its own name, prosecute or defend any action or proceeding against third parties or take any other action which the Company deems reasonably necessary in order to secure or protect its interest in the Facilities and right of possession, occupancy and use thereof under this Agreement. In this event, the Issuer agrees to cooperate fully with the Company in any such action or proceeding if the Company shall so request and agree to pay all expenses.

                                   ARTICLE IV

                                 THE FACILITIES

     Section 4.01. COMPLETION AND LOCATION OF THE FACILITIES. The Company has caused the Facilities to be acquired, constructed and installed in accordance with the plans and specifications therefor. Except as described in Section 2.02(w) hereof, the Facilities are owned and operated by the Company. Each of the Facilities is located within the jurisdiction of the Issuer, and was, at the time of the issuance of the Refunded Bonds, located within the jurisdiction of the City of Bass, Minnesota.

     Section 4.02. MAINTENANCE OF FACILITIES; REMODELING. So long as any Bonds are Outstanding, the Company shall cause the Facilities to be maintained, preserved and kept in good repair, working order and condition and from time to time cause to be made all necessary and proper repairs, replacements and renewals; provided, however, that, subject to the general provisions of Section
6.05 hereof, the Company will have no obligation to cause to be maintained, preserved, kept, repaired, replaced or renewed any element or unit of the Facilities (a) the maintenance, preservation, keeping, repair, replacement or renewal of which becomes uneconomic to the owners thereof because of damage or destruction by a cause not within the control of such owners, or obsolescence (including economic obsolescence) or change in governmental standards and regulations, or the termination of the operation of the Plant, or any portion thereof, to which such element or unit of the Facilities is an adjunct, and (b) with respect to which the Company has furnished to the Issuer and the Trustee a certificate executed by a Company Representative that the maintenance, preservation, keeping, repair, replacement or renewal of such element or unit of the Facilities is being discontinued for one of the foregoing reasons, which shall be stated therein.

     The Company shall have the privilege, at its own expense, of causing any of the Facilities to be remodeled or causing substitutions, modifications or improvements to be made to the Facilities from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Facilities.

     Section 4.03. INSURANCE. So long as any Bonds are Outstanding, the Company agrees to maintain or cause to be maintained such fire, casualty, public liability and other insurance with respect to the Facilities as is customarily carried by electric utility companies with respect to similar facilities. All proceeds of such insurance shall be for the account of the Company.

     Section 4.04. CONDEMNATION. As between the Issuer and the Company, the Company shall be entitled to the entire proceeds of any condemnation award or portion thereof made for damages to or takings of the Plant, the Facilities or other property.

     Section 4.05. PAYMENT OF TAXES; DISCHARGE OF LIENS.  The Company will:

          (a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, levied or assessed by any federal, state or municipal government or political body upon the Facilities or upon any amounts payable pursuant to Section 3.02 hereof when the same shall become due; provided that the Company may in good faith contest any such tax or assessment in appropriate legal proceedings, and in such event may permit the items so contested to remain unpaid during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee shall notify the Company in writing that, in the opinion of Counsel, by nonpayment of any such items the lien of the Indenture as to the amounts payable on the First Mortgage Bonds or pursuant to Section 3.02 hereof will be materially endangered, in which event the Company shall promptly pay all such unpaid items; and

          (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within 60 days after the same shall accrue, any lien or charge upon any amounts payable on the First Mortgage Bonds or pursuant to Section 3.02 hereof, and all lawful claims or demands which, if unpaid, might be or become a lien upon such amounts; provided that the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee shall notify the Company in writing that, in the opinion of Counsel, by nonpayment of any such items the lien of the Indenture as to the amounts payable on the First Mortgage Bonds or pursuant to Sections 3.02 hereof will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items.

     Section 4.06. USE OF FACILITIES. So long as any Series 2004 Bonds are Outstanding, the Company will cause the Facilities to be used for the abatement or control of air and water pollution or such other use as will not impair the status of the interest on such Series 2004 Bonds as exempt from federal income taxation.

     Section 4.07. ISSUER'S AND TRUSTEE'S ACCESS TO FACILITIES. The Company agrees that the Issuer and Trustee shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the Plant and Facilities during normal business hours for the purpose of making examinations and inspections of the same.

                                   ARTICLE V

                               REDEMPTION OF BONDS

     Section 5.01. PREPAYMENT OF LOAN. The Company may at any time transmit funds directly to the Trustee, for deposit in the Bond Fund, in addition to amounts, if any, otherwise required at that time pursuant to this Agreement, and direct that said money be utilized by the Trustee for redemption of Bonds which are then or will be redeemable in accordance with their terms on a date specified by the Company, provided notice is properly given in accordance with
Section 302 of the Indenture.

     Section 5.02. OPTION TO PREPAY LOAN AND TO DIRECT REDEMPTION OF BONDS. The Company shall have the option to prepay the loan in whole or in part upon the conditions set forth for redemption of the Bonds under Section 301(b) of the Indenture. In any such case, the Company shall, to exercise its option hereunder, notify the Issuer and Trustee in writing within 180 days following occurrence of the event permitting such redemption, designating a redemption date, and, prior to said redemption date, deposit with the Trustee a sum sufficient, with other funds held by the Trustee and available for such purpose, to redeem such Bonds then Outstanding.

     Section 5.03. OBLIGATION TO PREPAY LOAN AND REDEEM BONDS UPON CERTAIN EVENTS. The Company shall be obligated to repay the loan from the proceeds of the Series 2004 Bonds (in whole or in part, based upon the portion of the Series 2004 Bonds required to be redeemed), to the extent Series 2004 Bonds are required to be redeemed in accordance with Section 301(c) of the Indenture.

     The prepayment of the loan required by the preceding paragraph, which shall be deposited on or prior to the redemption date, shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to redeem all of the Series 2004 Bonds to be redeemed at a price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption, and, if no Bonds shall thereafter remain outstanding, to pay all reasonable and necessary fees and expenses of the Trustee and any Paying Agent, and all other liabilities of the Company, accrued and to accrue under this Agreement through the redemption date.

     Section 5.04. OPTION TO REFINANCE BONDS WITHOUT PREPAYMENT OF LOAN. The Bonds of one or more series may be refinanced through the issuance of Additional Bonds. The proceeds of such Additional Bonds shall be used, together with other funds on deposit with the Trustee available for such purpose, to redeem the Bonds to be refinanced. On or before such redemption date, the Company shall deliver to the Trustee amended First Mortgage Bonds meeting the requirements of
Section 3.02(a) with respect to the Additional Bonds, such amended First Mortgage Bonds to be substituted for the First Mortgage Bonds then held by the Trustee. Upon the receipt by the Trustee of the amended First Mortgage Bonds and funds sufficient to redeem the outstanding Bonds, the Issuer agrees that the Trustee shall surrender to the First Mortgage Trustee the First Mortgage Bonds corresponding to the Bonds to be redeemed. In the event of such refinancing and substitution of amended First Mortgage Bonds in exchange for First Mortgage Bonds of an equal principal amount, the loan shall not be deemed to have been paid or prepaid and no new loan shall be deemed to have been made by the Issuer to the Company. The interest rate and other terms of the Additional Bonds and the amended First Mortgage Bonds need not be the same as those of the Bonds and the First Mortgage Bonds to be amended. This Agreement shall be amended to reflect the issuance of, and to amend the terms of the loan to conform to the terms of, any such Additional Bonds.

                                   ARTICLE VI

                        SPECIAL COVENANTS OF THE COMPANY

     Section 6.01. MAINTENANCE OF CORPORATE EXISTENCE. Except as otherwise permitted in the First Mortgage, the Company covenants that it will maintain its corporate existence and qualification to do business in the State, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge into or with another corporation or permit one or more other corporations to consolidate with or merge into it; provided that, for the avoidance of doubt, the Spin-off shall not constitute an act by the Company to dissolve or otherwise dispose of all or substantially all of its assets. In the event of any such acquisition of its assets, or merger or consolidation, as permitted by the First Mortgage, the acquirer of its assets or the corporation with which it shall consolidate or into which it shall merge shall assume in writing all of the obligations of the Company under this Agreement.

     Section 6.02. ANNUAL STATEMENT. The Company will have an annual audit made by its regular independent certified public accountants and will furnish the Issuer and the Trustee (within 120 days after the close of the Company's fiscal year) with the Company's annual report to shareholders for the year then ended and the Trustee with a written statement at the same time as its annual report signed by a Company Representative and stating that the Company is not in default under the terms of this Agreement, or, if in default, specifying the nature thereof.

     Section 6.03. INDEMNIFICATION. The Company releases the Issuer, and the Trustee from, agrees that the Issuer, and the Trustee shall not be liable for, and agrees to indemnify and hold the Issuer, and the Trustee harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Plant or the Facilities.

     The Company will indemnify and hold the Issuer and the Trustee free and harmless from any loss, claim, damage, tax, penalty, liability, disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the issuance or sale of the Bonds, actions taken under the Indenture or any other cause whatsoever pertaining to the Plant or the Facilities, except as my arise though the willful misconduct or negligence of the Issuer or the Trustee, as the case may be.

     Under this Section 6.03, the Company shall also be deemed to release, indemnify and agree to hold harmless each employee, official, officer or agent of the Issuer to the same extent as the Issuer.

     If any claim of the type described in this Section 6.03 is asserted against the Issuer, or the Trustee or any employee, official, officer or agent of any thereof, the Issuer or the Trustee, as the case may be, agrees to give prompt written notice to the Company and the Company shall have authority to assume the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion; it being understood that the Issuer and the Trustee will not settle or consent to the settlement of the same without the consent of the Company.

     The covenants in this Section 6.03 shall survive the payment of the Bonds, termination of the other provisions of this Agreement and the discharge of the other obligations of the Company hereunder.

     Section 6.04. ADDITIONAL PAYMENTS. In addition to any other payments required hereunder, the Company will pay the following amounts to the following persons:

          (1) to the Trustee, when due, all reasonable fees and expenses of the Trustee for services rendered under the Indenture and all reasonable fees and expenses of the Paying Agents, counsel, accountants, engineers and others incurred in the performance on request of the Trustee of services under the Indenture (including, without limitation, Section 6.08 thereof) for which the Trustee and such other Persons are entitled to payment or reimbursement, but the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such services, fees or expenses other than the Trustee's and any Paying Agent's fees for ordinary services as set forth in the Indenture; and

          (2) to the Issuer, all reasonable and necessary expenses incurred by the Issuer, with the prior written approval of the Company, with respect to this Agreement, the Indenture and any transaction or event contemplated by this Agreement or by the Indenture and which are not otherwise required to be paid by the Company under the terms of this Agreement.

     In the event the Company should fail to make any of the payments required by this Section 6.04, the item in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay the same with interest thereon at a rate per annum equal to one percent above the prime or reference rate from time to time publicly announced by and in effect for the largest commercial bank, as measured by assets, in the Ninth Federal Reserve District (with each change in such prime or reference rate resulting in a corresponding change in the rate to be paid hereunder), or, if such rate or rates shall exceed the maximum rate then permitted by law, at the maximum rate permitted by law; provided that, with the exception of the Trustee's and any Paying Agent's fees, interest shall not accrue on such obligation until written notice has been given to the Company that such payment is past due.

     Section 6.05. ASSURANCE OF TAX EXEMPTION. (a) It is the intention of the Company and the Issuer that the interest on the Bonds be excludable from the gross income of the holders thereof for federal income tax purposes pursuant to
Section 103 of the Code (including, where applicable, Section 103 of the 1954
Code), except for any Bond held by a Person referred to in Section 103(b)(13) of the 1954 Code. To that end, the Company represents, covenants and agrees with the Issuer, the Trustee and all Owners of the Bonds that (a) it will not permit the use of any proceeds of the Bonds or fail to use or cause to be used such proceeds or take any other action or omit to take any action, which use, failure, act or omission will cause the loss of such exclusion, and (b) it will file with the Internal Revenue Service, or any other authorized governmental agency, any and all statements or other instruments, if any, required under the Code with respect to obligations the interest on which is excludable from the gross income of the owners thereof for federal income tax purposes pursuant to
Section 103 of the Code (including, where applicable, Section 103 of the 1954
Code). Furthermore, the Company represents, covenants and agrees as follows:

          (1) The Company will not use the proceeds of the Bonds or any other moneys in such a manner as to cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code.

          (2) The Company will not take any action, or permit any action (which is within its control) to be taken, which would otherwise cause the interest on the Bonds to become includable in gross income for purposes of federal income taxation in the hands of the owners thereof (other than by operation of Section 103(b)(13) of the 1954 Code).

          (3) The Company will not lease, sell, assign, grant or convey all or any portion of the Facilities or any interest therein to the United States of America or any agency or instrumentality thereof within the meaning of
     Section 149(b) of the Code or Section 103(h) of the 1954 Code, unless first obtaining an opinion of Bond Counsel that any such lease, sale, assignment, grant or conveyance will not adversely affect the excludability from gross income of interest on the Series 2004 Bonds for purposes of federal income taxation.

          (4) The Company will comply with any restrictions on the investment of moneys set forth in the Tax Compliance Certificate in respect of the Series 2004 Bonds.

          (5) The Company will take such action, or refrain from taking such action, as shall be necessary to assure that all proceeds of the Prior Pollution Control Bonds, the Refunded Bonds and the Series 2004 Bonds and the facilities directly or indirectly financed or refinanced with such proceeds have been and will be used in such manner that the Prior Pollution Control Bonds, the Refunded Bonds and the Series 2004 Bonds are obligations described in Section 103(b)(4)(F) of the 1954 Code and, in the case of the Refunded Bonds and the Series 2004 Bonds, Section 1313 of the Tax Reform Act of 1986.

          (6) no action, nor permit any action to be taken, which would render inaccurate or incorrect any of the representations or warranties made in this Section 6.05(a) or Section 2.02 hereof or any of the representations or certifications otherwise given by or on behalf of the Company in connection with the issuance of the Prior Pollution Control Bonds, the Refunded Bonds or the Series 2004 Bonds.

          (7) The Company will comply with and fulfill all other requirements and conditions of the Code and the 1954 Code relating to the Refinanced Pollution Control Facilities and the operation thereof to the end that the interest on the Series 2004 Bonds shall at all times be excludable from gross income for purposes of federal income taxation in the hands of the owners thereof (other than by operation of Section 103(b)(13) of the 1954
     Code).

          (8) No changes shall be made in the Facilities which shall in any way impair the exemption of interest on any of the Series 2004 Bonds from federal income taxation. The Company has no current intention to use any part of the Facilities after the Series 2004 Bonds are discharged for a use that is not permitted under Section 103(b) of the 1954 Code for facilities financed by municipal obligations, the interest on which is exempt from federal income taxation.

          (9) None of the proceeds of the Series 2004 Bonds will be used to pay "issuance costs" of the Bonds within the meaning of Section 147(g) of the Code.

     (b) The Issuer and the Company covenant and certify to each other and to and for the benefit of the Owners of the Bonds that no use will be made of the proceeds of the Bonds or any other moneys, and no disposition will be made of the Facilities, which would cause any Bonds to be arbitrage bonds within the meaning of Section 148 of the Code. Pursuant to such covenant, the Issuer and the Company jointly and severally obligate themselves to comply throughout the term of the issue of the Bonds with the requirements of Section 148 of the Code.

     The Company recognizes that the exemption from federal income taxation of the interest to be paid on the Bonds is dependent upon compliance with the provisions of Section 148 of the Code. The Company represents to and covenants with the Issuer, the Trustee and each Owner of Bonds that:

          (1) If all "gross proceeds" (as defined in Section 148(f)(6)(B) of the Code) of the Series 2004 Bonds are not expended for the payment of principal of and interest on Refunded Bonds by the date which is 90 days after the date of issue of the Bonds of such series, or if, notwithstanding that all gross proceeds are so expended by such date, gross proceeds arise at some later date, then the Company shall make the determinations and take the actions hereinafter required by this Section 6.05(b), on behalf of, and as agent for, the Issuer, and shall rebate to the United States, not later than 60 days after each installment computation date, an amount which ensures that at least 90% of the Rebate Amount at the time of such payment will have been paid to the United States, and within 60 days after the final computation date, an amount sufficient to pay the remaining balance of the Rebate Amount, all in the manner and as required by Section 148(f) of the Code. As used herein, "Rebate Amount" means the amount described in Section 148(f)(2) of the Code, computed in accordance with the provisions of said
     Section 148(f)(2) and the regulations now or hereafter promulgated thereunder, including Treasury Regulations, Sections 1.148-0 through 1.148-11 and 1.150-1.

          (2) The Company shall determine the Rebate Amount within 30 days after the close of each Bond Year and upon payment or redemption of all principal of a series of Bonds, and shall furnish the Issuer and the Trustee upon each determination with a certificate of a Company Representative verifying such determination and with any supporting documentation required to calculate or evidence the Rebate Amount in accordance with the Code and applicable regulations. The Company shall retain records of such determinations until six years after final payment or redemption of principal of the series of Bonds. Upon each such determination, the Company shall set aside, or cause to be set aside, the Rebate Amount so determined, and shall separately account for, or cause to be separately accounted for, the earnings from the investment thereof, and such earnings shall become part of the Rebate Amount.

          (3) At no time during any Bond Year will "gross proceeds" (other than proceeds of the Bonds invested for an initial "temporary period" therefor and proceeds invested during temporary investment periods related to debt service) in an amount in excess of 150% of the debt service on the Series 2004 Bonds for such Bond Year be invested in "nonpurpose obligations" with a "yield" higher than the "yield" on such Bonds, and any "gross proceeds" invested in "nonpurpose obligations" within such 150% shall be promptly and appropriately reduced as the principal balance of the Bonds is reduced (all within the meaning of Section 148(d)(3) of the Code).

     (c) The Company covenants and agrees that it will perform its covenants and agreements relating to the Refunded Bonds in respect of the calculation and payment to the United States of any rebatable arbitrage in respect of the Refunded Bonds under Section 148(f) of the Code, within 60 days after the date of final payment thereof, so as to preserve the exclusion from gross income of interest on the Refunded Bonds for purposes of federal income taxation.

     (d) The provisions of this Section 6.05 shall survive the retirement and payment of the Bonds and the discharge of the Issuer's and the Company's other obligations hereunder.

     (e) Notwithstanding anything in this Agreement or the Indenture to the contrary, the provisions of this Section 6.05 may be amended by an instrument signed by the Issuer and the Company and delivered to the Trustee, accompanied by an opinion of Bond Counsel stating in effect that the provisions of this
Section 6.05, as so amended, if complied with by the Company, will not adversely affect the tax exclusion from gross income of interest on any Bond for purposes of federal income taxation.

     (f) The covenants, agreements and the representation contained herein and in the Tax Compliance Certificate and the Tax Certificate are intended to ensure compliance with the provisions of the Code and to establish that the expectations and facts pertaining to such provisions of the Code are consistent with such provisions. In the event that the Code is amended or regulations thereunder are hereafter proposed or promulgated and the effect of such change is to modify or delete any element of the covenants or agreements contained herein, the Company shall be relieved of its obligation to comply with such covenants or agreements to the extent of such modification or deletion, provided that the Company receives an opinion of Bond Counsel that such action will not adversely affect the exclusion of the interest on the Bonds from the gross income of the holders thereof for federal income tax purposes. In the event such regulations impose additional requirements which are applicable to the Bonds, the Company hereby agrees to comply with the provisions of the regulations.

     (g) The Company shall not be deemed in breach of any representation, covenant or agreement in this Section 6.05 and in Section 2.02 hereof, in the Tax Compliance Certificate or the Tax Certificate to the extent it takes remedial action to prevent a Determination of Taxability that would otherwise be caused by such breach.

     Section 6.06. REDEMPTION OF REFUNDED BONDS; PAYMENT OF COSTS OF ISSUANCE. The Company covenants and agrees with the Issuer that it will cause the Refunded Bonds to be paid and discharged on or prior to the 90th day after the date of issuance of the Series 2004 Bonds. The Company also covenants and agrees to provide any moneys required for the payment and discharge of the Refunded Bonds on or prior to the date on which they are called for redemption. The Company further agrees that it will pay all reasonable Costs of Issuance promptly when due.

                         ASSIGNMENT, LEASING AND SELLING

     Section 7.01. CONDITIONS. The Company's interest in this Agreement may be assigned in whole or in part, and the Company's interest in any element or unit of the Facilities may be leased or sold as a whole or in part, subject, however, to the provisions of Section 6.05 hereof and to the following conditions:

          (a) no assignment, lease or sale shall cause the Company to breach any of the covenants contained in Sections 4.06 and 6.05 hereof or any of the representations or warranties contained in Section 2.02 hereof, or otherwise cause the interest payable on any Bonds to become includable in gross income for purposes of federal income taxation (other than by operation of Section 103(b)(13) of the 1954 Code), nor relieve the Company from primary liability on the First Mortgage Bonds, for its obligation to make the loan payments required by Section 3.02 hereof or for any other of its obligations hereunder other than those assumed pursuant to subsection
     (b) of this Section 7.01; and

          (b) the assignee, lessee or purchaser from the Company shall assume, in writing, all the obligations of the Company hereunder relating to the operation, maintenance and insurance of the Facilities to the extent of the interest assigned, leased or sold.

For purposes of this Article 7 and Section 2.02(v), it is not intended that an assignment, lease or sale that complies with this Article 7 would result in a misrepresentation under Section 2.02(v).

          Section 7.02. INSTRUMENT FURNISHED TO TRUSTEE. The Company shall, within 15 days after the delivery thereof, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease or sale.

          Section 7.03. LIMITATION. So long as any Bonds are Outstanding, this Agreement shall not be assigned nor shall the Facilities be leased or sold, in whole or in part, except as provided in this Article VII or in Section
     6.01 hereof.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

          Section 8.01. EVENTS OF DEFAULT. Any one or more of the following events is an Event of Default under this Agreement:

          (1) a "Default" as such term is defined in Section 65 of the First Mortgage;

          (2) failure by the Company to pay when due any amount required to be paid under the First Mortgage Bonds or Section 3.02 hereof, which failure shall have resulted in an "Event of Default" under subsection (a) or (b) of
     Section 701 of the Indenture; or

          (3) if the Company shall fail to observe and perform, for reasons other than Force Majeure (as set forth in Section 8.02 hereof), any other covenant, condition or agreement on its part under this Agreement other than payments of principal or a premium, if any, or interest on the First Mortgage Bonds or amounts payable pursuant to Section 3.02 hereof which failure continues for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Trustee, unless the Trustee shall agree in writing to an extension of such time prior to its expiration, or for such longer period as may be reasonably necessary to remedy such failure, provided that the Company is proceeding with reasonable diligence to remedy the same.

     Section 8.02. FORCE MAJEURE. The provisions of Section 8.01(3) hereof are subject to the following limitations: If by reason of acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the Government of the United States or of the State, or any department, agency, political subdivision, court or official of either of them, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornados, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, partial or entire failure of utilities, or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained in this Agreement, other than its obligations contained in Sections 3.02, 4.05, 6.01, 6.03 and 6.05 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

     Section 8.03. REMEDIES. Upon the occurrence of an Event of Default described in subsection (1) of Section 8.01 hereof, the Trustee, as the holder of the First Mortgage Bonds, shall, subject to the provisions of the Indenture, have the rights provided in the First Mortgage. Any waiver of any "Default" under the First Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof. Whenever any Event of Default shall have occurred and be subsisting, the Issuer may, with the prior written consent of the Trustee and with notice in writing to the Company, declare the remaining principal balance of the loan payable under
Section 3.02 and any other amounts due hereunder (being an amount equal to that necessary to pay in full all Outstanding Bonds, assuming acceleration of the Bonds under the Indenture and to pay all other indebtedness thereunder) to be immediately due and payable, whereupon the same shall become immediately due and payable by the Company; and, in the event the Company does not, within three business days thereafter, deposit with the Trustee an amount sufficient to satisfy its obligations under the preceding clause, then the Issuer, or the Trustee on behalf of the Issuer, may take whatever action at law or in equity may appear necessary or appropriate to collect the balance then due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

     Any amounts collected pursuant to action taken under this Section 8.03 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

     Section 8.04. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

     Section 8.05. REIMBURSEMENT OF ATTORNEYS' FEES. If the Company shall default under any of the provisions of this Agreement and the Issuer or the Trustee shall employ attorneys or incur other reasonable expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement, the Company will on demand therefor reimburse the Issuer or the Trustee, as the case may be, for the reasonable fees of such attorneys and such other reasonable expenses so incurred.

     Section 8.06. WAIVER OF BREACH; EXERCISE OF RIGHTS BY TRUSTEE. In the event any obligation created by this Agreement shall be breached by either of the parties and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the pledge of and grant of a security interest in the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

     Section 8.07. TRUSTEE'S EXERCISE OF THE ISSUER'S REMEDIES. Whenever any Event of Default shall have happened and be subsisting, the Trustee may, but except as otherwise provided in the Indenture shall not be obliged to, exercise any or all of the rights of the Issuer under this Article VIII, upon notice as required of the Issuer unless the Issuer has already given the required notice.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01. TERMINATION. At any time when the principal of, premium, if any, and interest on all Bonds have been paid and arrangements satisfactory to the Trustee have been made for the discharge of all accrued liabilities under this Agreement, this Agreement, except as otherwise provided in Sections 6.04 and 6.05 hereof, shall terminate.

     Section 9.02. ASSIGNMENT. This Agreement may not be assigned or a security interest granted herein by either the Issuer or the Company without the consent of the other (which consent will not be unreasonably withheld), except that the Issuer may pledge and grant a security interest in its interest in this Agreement to the Trustee and the Company may assign its interest in this Agreement in accordance with Section 6.01 or 7.01 hereof.

     Section 9.03. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise expressly provided in this Agreement or in the Indenture, subsequent to the original issuance of any Bonds and before the Indenture is satisfied and discharged in accordance with its terms, this Agreement may not be amended, changed or modified except in accordance with the provisions of Article X of the Indenture.

     Section 9.04. SPIN-OFF SHALL NOT VIOLATE TERMS OF THIS AGREEMENT. Notwithstanding anything to the contrary contained herein, the Spin-off shall not violate the terms of this Agreement.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                        CITY OF COHASSET, MINNESOTA


                                        By:      /s/ Marian Barcus
                                           -------------------------------
                                                        Mayor


(SEAL)


Attest:     /s/ Debra Sakrison
       ----------------------------
           City Clerk-Treasurer


                                        ALLETE, INC.


                                        By         /s/ James Vizanko
                                           -------------------------------
                                           Its  Senior Vice President and
                                               ---------------------------
                                                Chief Financial Officer
                                           -------------------------------


(SEAL)


Attest:    /s/ Deborah A. Amberg
       ---------------------------------------
       Its Vice President, General Counsel and
          ------------------------------------
           Secretary
       ---------------------------------------


                       [Signature Page to Loan Agreement]

                                                                       EXHIBIT A
                                                                          to the
                                                                  Loan Agreement

           DESCRIPTION OF THE REFINANCED POLLUTION CONTROL FACILITIES

                                                                       EXHIBIT A

     The following Facilities have been, are being or are to be acquired and constructed at Units 1 and 2 of the Clay Boswell steam electric generating station.

Bag House Facilities
--------------------

     The two custom made bag houses are furnished by Western Precipitation, Division of Joy Manufacturing, to remove the particulate matter from the flue gases discharged from each boiler. Each bag house consists of eight compartments, with each compartment containing two hundred forty 12" diamater fiberglass bags. Bag arrangement is 12 bags wide by 20 bags deep with two internal walkways. Each bag house is approximately 62' x 72' x 85'.

     Each bag house is rated at 371,000 ACFM @ 390 degrees F and 28.08 inc. Hg abs. with an inlet dust loading of 3.5 GR/ACF. The system starts near the existing air heater outlet duct includes inlet duct work and support steel to the bag house inlet. Flue gas enters each compartment from the bottom bag house hopper area through two inlet dampers, pass up and through the bags, exits through two outlet damper valves and to the bag house outlet plenum. Bag cleaning is accomplished by isolating a compartment and drawing cleaned flue gas through reverse air duct work, fan and damper causing reverse air flow through the bags. Ash is collected in the compartment hopper. Flyash is pneumatically conveyed from the 16 hoppers to a common storage silo.

     Additional equipment in the bag house facility includes a hopper heating and level system, main control panel, instrumentation and control, pneumatic piping and valve operators, motors, motor control center, cable, conduit, tray, access platforms, walkways, support steel, insulation, lagging and foundations.

     The following Facilities have been, are
     being or are to be acquired and constructed at unit 4 of the Clay Boswell steam electric generating station.

Circulatinq Water System
------------------------

     This equipment consists of a complete mechanical draft cooling tower, three circulating water pumps, pump house, circulating, riser, and bypass water piping (but not makeup or blowdown piping), one acid feed system, one chlorination and dechlorination system, and associated piping, and additional equipment interconnecting with plant equipment including two heat exchangers, three cooling water pumps, a chemical feed tank, a cooling water head tank and the associated piping and valves.

Waste Treatment System
----------------------

     One water softener/clarifier to chemically soften and clarify water to be discharged to the Mississippi River. One hundred foot diameter by thirteen feet high steel unit designed for 2500 GPM. Including center drive and rake mechanism, polymer feed system, soda ash feed system and 1000 ton steel soda ash storage silo. The storage silo is enclosed in a facility shared by the lime silo. The soda ash silo has a feed system including mixers and tanks. One PH adjustment structure designed for 3800 GPM with acid and caustic feed system for maintaining the PH of the plant discharge between 6.5 and 8.5 as required by the MPCA.

     Two 30 foot diameter sand and anthracite filters each designed for 1900 GPM to remove excessive suspend solids and turbidity from wastewater in order to comply with the NPDES requirements, each unit has three filtering compartments and self-contained backwash storage; including flow splitter boxes and blower.

     Two oil-solids separator each designed for 500 GPM to treat miscellaneous plant water flows which contain oil. Includes 2000 gallon waste oil storage tank and a polymer feed systems.

     Approximately 19 concrete sumps using 43 pumps for transporting wastewater through the plant for treatment. This will require over 10,000 feet of pipe of various sizes to be installed underground. There will be 14 pumps and 8 mixers needed for chemical feed systems.

     The major pieces of equipment are housed in an 240' by 61' building.
                                                             -
     There will be four clay lined holding basins each of 1,000,000 gallon capacity to store water for settling prior to treatment. A grit chamber will also be used to collect area runoff from other portions of the plant to eliminate suspended solids from entering the lake. The existing coal pile sump will be upgraded to accept the coal pile rain water runoff. Also required are system control panels and instrumentation to monitor equipment performance and effluent wastewater quality which will be located at the local equipment and in the AQCS control room.

     A portion of the waste treatment system will occupy land acquired after February 22, 1977.

Dust Control Facilities
-----------------------

     The purpose of this equipment is to collect the particulate matter from the coal handling equipment and dry chemical handling system. The equipment consists of a fabric type dust collectors, duct work and housings for the coal handling system.

Electrical equipment
--------------------

     The purpose of this equipment is to provide the electrical needs for all pollution control systems. This system consists of switchgear, motor control centers, power transformers, underground conduit power cable and trays, control cables and trays and above ground conduit and motors.

Scrubber Sludqe Pond
--------------------

     The purpose of this pond is to collect the precipitates from the air quality control systems. The pond consists of clay lined earthen ponds and pump houses. A portion of the pond occupies land purchased after Pebruary 22, 1977.

Air Quality Control Facilities
------------------------------

     The purpose of this equipment is to remove particulate and S02 from the combustion flue gas.

     This Air Quality Control System (AQCS) consists of four parallel modules for particulate and sulfur dioxide removal. (Exiting flue gas from the AQCS is reheated by mixing hot flue gas from two electrostatic precipitators operating in parallel with the AQCS).

     The AQCS, rated at 2,207,549 ACFM at 300 degrees F and - 14.5 inches W.C. with maximum design inlet conditions for 11 GR/SCF particulate and 2900 PPM S02. The AQCS is housed in a 162 foot x 236 foot x 150 foot structural steel enclosed building. The Air Quality Control System is supplied by Peabody Process Systems. The system starts at the two boiler air heater outlets, to a common inlet plenum, to each of the four venturi/absorber trains, to the discharge ducts where reheat occurs, to a common discharge plenum, to the four I. D. Fan inlet ducts and ending at the I. D. Fan inlet control dampers. All ductwork from scrubber to the stack is lined or alloy material.

     Each of the four parallel AQCS trains consists of an inlet isolation damper, expansion joint, radial flow venturi for particulate removal, two venturi recycle pumps, spray tower absorber for S02 removal, three absorber recycle pumps, reheater stack diffuser, absorber outlet isolation damper, expansion joint, I. D. Fan inlet isolation damper and a 164,000 gallon recycle tank. Internals of the venturi/absorber include, adjustable radial throat mechanism, 208 hollow cone refrax spray nozzles, a 316 L stainless steel sieve type wash tray, and followed by a 12 inch layer of chevron mist eliminators. The carbon steel venturi/absorber vessels are lined with chemical resistant polyester and erosion resistant rubber linings.

     Also including all structural and support steel, insulation, lagging, instrumentation and controls, rubber lined carbon steel and fiberglass interconnectings piping, valves, agitators and drives, pump motors, foundations and miscellaneous accessory equipment.

     The AQCS is designed to operate using both flyash and lime as the alkali for the removal of SO2. Chemical preparation equipment includes one 1000 ton lime storage silo, pneumatic transport system to the four slaker silos, four lime gravimetric control weight feeders, lime silo bin vents, four 8000 LB/HR lime slakers, grit removal conveyor system, 355,000 gallons lime a1kali slurry tank, and two 750 GPM lime slurry feed pumps, and lime slurry tank agitators.

     Flyash alkali equipment includes one 120 ton flyash storage silo, pneumatic transfer system, flyash alkali tank with agitators and two slurry feed pumps. The flyash and lime alkali preparation building is 147 feet x 70 feet and includes a motorized bridge crane for service of equipment. Additional equipment which is common to the AQCS includes two fiberglass emergency deluge head tanks with piping, valves and controls, effluent waste slurry sump, three waste slurry pumps and three waste slurrybooster pumps, each of which are rubber lined and rated at 1350 GPM, flakeglass lined wash water tank, two 1500 GPM wash water pumps constructed of alloy 20, approximately 14,000 linear feet of schedule 80 slurry piping to pond, three 1350 GPM supernate return pump constructed of hastalloy C, slurry pond intake structure and pump house, approximately 14,000 linear feet of schedule 40 supernate return piping and supports from pond to AQCS building, four monorails and hand chain hoists to service the 16 slurry agitators, 20 slurry recycle pumps, 6 waste slurry pumps, waste slurry agitator and wash water pumps.

     Reheat for the Unit No. 4 cleaned gas will be provided by mixing the gas leaving the absorber with a portion of the 800 degrees F flue gas taken before the air heaters. Prior to the mixing step the hot gas will be cleaned of particulate by two electrostatic precipitators. The two model RUCC precipitators are furnished by Western Precipitation Division, Joy Manufacturing Company. Each precipitator is rated at 200,000 ACFM at 815 degrees FWG with 390 feet 2/100 ACFM specific collection area with 10 percent of bus sections out of service. Precipitator configuration is one chamber, four fields deep, 26 passages and 9 foot x 24' foot fields.

     Included is the inlet and outlet ducts, four guillotine isolation dampers, expansion joints, flyash hoppers with fibrators, aerators, heaters and level level detectors, electromagnetic impact rappers, transformers, thyristor rectifier control units, high and low voltage wiring, insulation, lagging pneumatic flyash transport system, instrument and control, support steel, platforms, stairs and walkways, enclosure and foundations. The AQCS control room will include the instrumentation and controls necessary to operate and control the operation of the following systems: Electrostatic Precipitators, Air Quality Control System, Chlorination Control, Flyash Handling, Scrubber Waste Disposal, and Waste Water Treatment Facility. Also included is a water lab and a building to house the electrical switchgear and motor control centers.

     The AQCS plant includes a pilot plant.

     The  lime  unloading   equipment   includes  a  truck  unloading   facility
approximately 40 feet wide by 70 feet long. The system includes pneumatic piping to the lime and soda ash silos and three pneumatic blowers.